Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of Trinseo S.A. of our report dated April 29, 2011 relating to the financial statements of Trinseo S.A. as of December 31, 2010 and for the period from June 17, 2010 through December 31, 2010, which appears in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

July 15, 2011